Exhibit 99.1

Company Contact:
Mr. Fernando Liu
Chief Financial Officer
Cleantech Solutions International, Inc.
Tel: +86-137-6134-7367
Email: fol@cleantechsolutionsinternational.com
Web: www.cleantechsolutionsinternational.com

Investor Relations Contact:
Ms. Elaine Ketchmere
CCG Investor Relations
Tel: +1-310-954-1345
Email: elaine.ketchmere@ccgir.com
Web: www.ccgirasia.com

Cleantech Solutions International Reports Third Quarter 2011 Results

Wuxi, Jiangsu Province, China – November 15, 2011 –Cleantech Solutions International, Inc. (“Cleantech Solutions” or “the Company”) (NASDAQ: CLNT), a manufacturer of metal components and assemblies, primarily used in the wind power, solar and other clean technology industries, today announced its financial results for the three and nine months ended September 30, 2011.

“We continue to face challenging market conditions and pricing environment, due to delayed capital expenditures by our wind power and other industrial customers in light of the PRC government’s tightening monetary policy,” commented Mr. Jianhua Wu, Chairman and Chief Executive Officer of China Wind Systems.

“We continue to make progress in diversifying our product offering and are optimistic about the evolution of our solar business.  We are also gaining traction in other clean energy areas, recently receiving sample orders for key components for Sapphire Growth System used in the manufacture of LED general lighting applications.  At quarter end, we had a backlog of $1.8 million in solar products and LED equipment and sample orders. We are confident our fabrication and welding expertise will allow us to further penetrate these and other areas of clean energy,” Mr. Wu concluded.

Third Quarter 2011 Results

Revenue for the third quarter of 2011 declined 45.1% to $11.7 million, compared to $21.3 million for the same period of 2010. The decline in revenue was mainly attributable to a slowdown in sales and decreased selling prices of the Company’s forged rolled rings and related products associated slower growth rate in the wind industry and increased competition. In addition, the dyeing and finishing equipment segment experienced a decline in sales largely due to the business cycle and customer delays in purchasing new equipment designed to meet the PRC government's mandatory environmental protection policies, due to monetary tightening policies implemented by the Chinese government.

Revenue from the sale of forged rolled rings to the wind power industry and other industries decreased 51.5% to $7.6 million, or 65.2% of revenue, compared to $15.7 million, or 73.9% of net revenue, in the same period last year.

Revenue from the sale of forged rolled rings exclusively to the wind power industry fell 63.9% to $4.5 million, representing 38.5% of revenue, compared to $12.4 million, or 58.4% of revenue, in the comparable period last year.

Revenue from the sale of forged rolled rings to other industries decreased 4.9% to $3.1 million, or 26.7% of revenue, compared with $3.3 million for the comparable period of the prior year.

Revenue from the Company’s dyeing and finishing equipment segment decreased 26.8% to $4.1 million, or 34.8% of net revenues, compared to $5.6 million, or 26.1% of revenue, for the third quarter of 2010.

Gross profit for the third quarter of 2011 decreased 51.5% to $2.6 million, compared to $5.4 million for the same period in 2010. Gross margin decreased to 22.5% during the third quarter of 2011 compared to 25.5% for the same period a year ago. The slight increase in gross margin for the dyeing segment was offset by the decline in gross margin for the forged rolled rings and related products segment, which was largely due to an increase in the cost of raw materials, which could not be fully passed on to the Company’s customers, and lower operational efficiencies as the Company operated at lower production levels.

Operating expenses decreased 22.3% to $1.0 million, compared to $1.3 million in the comparable period last year. The decrease was largely due to decrease in the Company’s selling, general and administrative expenses, which decreased 24.2% year over year due to lower stock-based compensation expenses, lower shipping and travel costs due to lower sales and an adjustment to bad debt expense.

Operating income decreased 60.5% to $1.6 million, compared to $4.1 million for the same period of 2010. Operating margin was 14.0% compared to 19.5% in the third quarter last year.

Earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP measurement, was $2.8 million, compared to $5.1 million in the same quarter last year.

Net income decreased 61.8% to $1.1 million, compared to $3.0 million in the comparable period last year. Basic earnings per share in 2011 and 2010 were $0.06 and $0.16, respectively. Basic earnings per share were calculated using basic weighted average shares of 19,976,741 and 18,177,405 for the three months ended September 30, 2011 and 2010, respectively.  Diluted earnings per share were $0.05, compared to $0.12 in the same period of 2010. Diluted earnings per share were calculated using diluted weighted average shares of 24,621,594 and 25,312,979 for the three months ended September 30, 2011 and June 30, 2010, respectively.

Results for Nine Months

For the nine months ended September 30, 2011, revenues decreased 26.7% to $41.9 million from $57.1 million in 2010. Gross profit decreased 30.9% to $10.2 million, compared to $14.8 million last year.  Gross margin for the nine months ended September 30, 2011 was 24.5%, compared to 26.0% in 2010.  Gross margin for the forged rolled rings segment was 25.7% compared to 27.9% in 2010. For the dyeing and finishing equipment segment, gross margin was 21.4% compared to 20.8% in 2010. Operating income decreased 37.2% to $7.0 million from $11.1 million in 2010. EBITDA was $10.8 million, compared to $13.3 million in the same period last year.  Net income was $5.0 million, a 37.4% decrease from $7.9 million last year. Basic earnings per share for nine months ended September 30, 2011 and 2010 were $0.26 and $0.45, respectively. Diluted earnings per share were $0.20 and $0.32, respectively.

Financial Condition

As of September 30, 2011, Cleantech Solutions held cash and cash equivalents of $0.5 million, down from $0.9 million at December 31, 2010.  Accounts receivable were $8.2 million and total current assets of $17.8 million. The Company had $2.3 million in short-term loans payable, no long-term debt and stockholders’ equity stood at $70.6 million. In the nine months ended September 30, 2011, the Company generated $5.9 million in cash flow from operations.

The Company’s planned capital expenditures for the next twelve months mainly relate to purchase of machinery for the manufacture of products for the solar industry and additional investment for its forged rolled rings and dying equipment segment.  The Company plans to finance these expenditures with cash flow from operations.

Subsequent Events

On October 12, 2011, the Company renewed its loan agreement with Agricultural and commercial Bank in the amount of $468,618. The loan is due on August 31, 2012 with interest at the annual rate of 7.872% and secured by certain assets of the Company.

On November 4, 2011, the Company’s board of directors approved for a one-for-five reverse split of its common stock and a reduction in the number of authorized shares of common stock.  These changes will be reflected in an amendment to the Company’s certificate of incorporation and are subject to stockholder approval.  This action by the board of directors superseded previous authorization for a one-for-three reverse split.

Business Outlook

Cleantech Solutions continues to implement its strategy of diversifying its businesses to other areas of clean energy to partially offset the recent decline in sales from the wind energy sector and other industrial customers.  Despite the apparent decline in the growth rate for the wind power industry in China, the Company believes the wind power market still provides significant opportunity for growth over the next few years, supported by Chinese government targets for additional installed capacity of 90 GW by 2015.  However, the Company is facing increased competition, which has affected its pricing, and it expects competition to continue to increase.

The Company has a growing pipeline of customers from other clean technology application areas and has received positive feedback from end customers in the solar and LED general lighting industries. The Company is on schedule to complete and ship its LED sample products before the end of the year and anticipates follow-on orders in 2012.  In addition, it also expects the airflow dyeing machines will gain traction in the coming months.

Mr. Wu concluded, “Our strategy remains unchanged as we continue to explore new markets in other clean technology industries given anticipated softness in the wind power and traditional dyeing equipment in the remainder of 2011.  We will focus on seeking new customers and completing sample orders from our customers in the solar and LED general lighting industries, which will be important catalysts for the Company’s revenue and profitability going forward.”

Conference Call

Cleantech Solutions will conduct a conference call at 8:00 a.m. Eastern Time on Tuesday, November 15, 2011 to discuss results for the third quarter of fiscal 2011.

To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (866) 759-2078. International callers should dial (706) 643-0585. When prompted, please enter conference passcode: 23292183.

If you are unable to participate in the conference call at this time, a replay will be available for 14 days starting on November 15, 2011 at 11:00 a.m. ET. To access the replay, dial (855) 859-2056. International callers dial (404) 537-3406, and enter passcode: 23292183.

Use of Non-GAAP Financial Measures

The Company has included in this press release certain non-GAAP financial measures. The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the performance of the Company and when planning and forecasting future periods. Readers are cautioned not to view non-GAAP financial measures on a stand-alone basis or as a substitute for GAAP measures, or as being comparable to results reported or forecasted by other companies, and should refer to the reconciliation of GAAP measures with non-GAAP measures also included herein.

About Cleantech Solutions International

Cleantech Solutions is a manufacturer of metal components and assemblies, primarily used in clean technology industries. The Company supplies forging products, fabricated products and machining services to a range of clean technology customers, primarily in the wind power sector. Cleantech Solutions is committed to achieving long-term growth through ongoing technological improvement, capacity expansion, and the development of a strong customer base. The Company’s website is
www.cleantechsolutionsinternational.com. Any information on the Company’s website or any other website is not a part of this press release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes,” “expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website, including factors described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K for the year ended December 31, 2010 and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-Q for the quarter ended September 30, 2011. All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

- Financial Tables Follow-

CLEANTECH SOLUTIONS INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30, 2011	December 31, 2010
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$518,274	$947,177
Restricted cash	468,618	-
Notes receivable	150,230	50,593
Accounts receivable, net of allowance for doubtful accounts	8,153,522	8,207,797
Inventories, net of reserve for obsolete inventory	5,448,324	3,371,128
Advances to suppliers	848,256	333,923
Prepaid VAT on purchases	2,022,059	2,759,763
Prepaid expenses and other	176,093	36,338

Total Current Assets	17,785,376	15,706,719

PROPERTY AND EQUIPMENT - net	60,127,451	54,742,993

OTHER ASSETS:
Deposit on equipment	781,030	-
Land use rights, net	3,821,480	3,767,159

Total Assets	$82,515,337	$74,216,871

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Short-term bank loans	$2,343,091	$1,814,937
Bank acceptance notes payable	468,618	-
Accounts payable	5,124,255	7,660,768
Accrued expenses	599,634	526,006
Capital lease obligations- current portion	242,850	-
VAT and service taxes payable	-	81,614
Advances from customers	2,113,577	236,004
Income taxes payable	651,310	1,331,713

Total Current Liabilities	11,543,335	11,651,042

OTHER LIABILITIES:
Capital lease obligations- net of current portion	419,233	-

Total Liabilities	11,962,568	11,651,042

STOCKHOLDERS' EQUITY:
Preferred stock $0.001 par value (60,000,000 shares authorized, all of which were designated as series A convertible preferred, 13,375,983 and 16,205,268 shares issued and outstanding
at September 30, 2011 and December 31, 2010, respectively)	13,376	16,205
Common stock ($0.001 par value; 150,000,000 shares authorized;
20,168,813 and 18,751,128 shares issued and outstanding
at September 30, 2011 and December 31, 2010, respectively)	20,169	18,751
Additional paid-in capital	27,451,299	26,579,053
Retained earnings	33,847,632	29,264,152
Statutory reserve	2,044,826	1,658,197
Accumulated other comprehensive gain - foreign currency translation adjustment	7,175,467	5,029,471

Total Stockholders' Equity	70,552,769	62,565,829

Total Liabilities and Stockholders' Equity	$82,515,337	$74,216,871

CLEANTECH SOLUTIONS INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Unaudited)

`	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

REVENUES	$11,676,696	$21,262,054	$41,851,257	$57,080,010

COST OF REVENUES	9,046,015	15,840,889	31,617,025	42,264,893

GROSS PROFIT	2,630,681	5,421,165	10,234,232	14,815,117

OPERATING EXPENSES:
Depreciation	84,531	78,478	505,326	239,493
Selling, general and administrative	913,198	1,206,058	2,773,694	3,502,239

Total Operating Expenses	997,729	1,284,536	3,279,020	3,741,732

INCOME FROM OPERATIONS	1,632,952	4,136,629	6,955,212	11,073,385

OTHER INCOME (EXPENSE):
Interest income	110	490	940	3,212
Interest expense	(60,452)	(23,923)	(122,980)	(117,336)
Foreign currency loss	(1,476)	(6,172)	(4,817)	(13,073)
Grant income	-	132	-	49,278
Other income	14,266	-	91,379	-

Total Other Income (Expense)	(47,552)	(29,473)	(35,478)	(77,919)

INCOME BEFORE INCOME TAXES	1,585,400	4,107,156	6,919,734	10,995,466

INCOME TAXES	450,410	1,133,566	1,949,625	3,051,682

NET INCOME	$1,134,990	$2,973,590	$4,970,109	$7,943,784

COMPREHENSIVE INCOME:
NET INCOME	$1,134,990	$2,973,590	$4,970,109	$7,943,784

OTHER COMPREHENSIVE INCOME:
Unrealized foreign currency translation gain	655,213	908,803	2,145,996	1,124,886

COMPREHENSIVE INCOME	$1,790,203	$3,882,393	$7,116,105	$9,068,670

NET INCOME PER COMMON SHARE:
Basic	$0.06	$0.16	$0.26	$0.45
Diluted	$0.05	$0.12	$0.20	$0.32

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	19,976,741	18,177,405	19,370,281	17,671,530
Diluted	24,621,594	25,312,979	25,126,373	24,904,210

CLEANTECH SOLUTIONS INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended
	September 30,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,970,109	$7,943,784
Adjustments to reconcile net income from operations to net cash provided by operating activities:
Depreciation	3,651,168	2,145,463
Amortization of debt discount to interest expense	-	44,993
Amortization of land use rights	68,145	65,042
Increase in allowance for doubtful accounts	389,120	550,006
Stock-based compensation expense	282,259	478,390
Changes in assets and liabilities:
Notes receivable	(96,409)	(16,598)
Accounts receivable	(70,783)	(2,966,377)
Inventories	(1,935,112)	(1,918,385)
Prepaid value-added taxes on purchases	814,967	(1,564,513)
Prepaid and other current assets	(48,340)	174,823
Advances to suppliers	(495,317)	(1,028,678)
Accounts payable	(2,741,480)	3,345,974
Accrued expenses	58,098	(212,262)
VAT and service taxes payable	(82,941)	62,311
Income taxes payable	(712,490)	148,220
Advances from customers	1,839,882	89,848

NET CASH PROVIDED BY OPERATING ACTIVITIES	5,890,876	7,342,041

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for deposit on equipment	(768,520)	-
Purchase of property and equipment	(6,413,874)	(9,212,125)

NET CASH USED IN INVESTING ACTIVITIES	(7,182,394)	(9,212,125)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on capital lease	(143,545)	-
Proceeds from loans payable	2,612,969	1,320,345
Repayment of loans payable	(2,151,857)	(2,090,460)
Increase in restricted cash	(461,112)	-
Increase in bank acceptance notes payable	461,112	-
Proceeds from sale of preferred stock, net	125,000	-
Proceeds from exercise of warrants	400,000	2,100,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	842,567	1,329,885

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	20,048	35,270

NET DECREASE IN CASH AND CASH EQUIVALENTS	(428,903)	(504,929)

CASH AND CASH EQUIVALENTS - beginning of year	947,177	2,278,638

CASH AND CASH EQUIVALENTS - end of period	$518,274	$1,773,709

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$122,980	$74,486
Income taxes	$2,662,115	$2,903,462

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Security deposit and leased property in exchange for capital lease obligations	$795,022	$-
Series A preferred converted to common shares	$3,536	$2,911
Common stock issued for future service	$63,576	$3,900

Reconciliation of Net Income to EBITDA

(Amounts expressed in US$)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2011	2010	2011	2010

Net Income	$1,134,990	$2,973,590	$4,970,109	$7,943,784
Income Tax	$450,410	$1,133,566	$1,949,625	$3,051,682
Interest expense, net	$(60,342)	$(23,433)	$(122,040)	$(114,124)
Depreciation and Amortization	$1,170,416	$923,024	$3,719,313	$2,210,505
EBITDA	$2,816,158	$5,053,613	$10,761,087	13,320,095

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